[LOGO] DynTek
                                                                   PRESS RELEASE
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For more information, contact:
Linda Ford                                  Rob Schatz / Rich Cooper
DynTek, Inc.                                Strategic Growth International
949-798-7215                                 516-829-7111
linda.ford@dyntek.com                       info@sgi-ir.com

                 DynTek Projects Profitable Third Fiscal Quarter

   Second Quarter Results Highlighted by Increased Investment in Sales Force,
        Reduction of SG&A Expenses and Recapitalization of the Business

Irvine, CA -February 17, 2003 - DynTek, Inc. (Nasdaq: DYTK, DYTKP, DYTKW), a leading provider of technology, management and cyber security solutions to the state and local government sector, today announced results for its second fiscal quarter ended December 31, 2003.

Impacted by product shipment delays and seasonality in the to government market, revenues for the quarter were $9.8 million, as compared to $11.8 million in the same quarter last fiscal year. The net loss, including one time, non-recurring expenses associated with recapitalization, restructuring, accruals and a $3 million goodwill write-off, was $5.4 million for the first fiscal quarter, compared to $1.4 million in the same prior year fiscal quarter.

"The second fiscal quarter was a pivotal turning point for the organization," said Steve Ross, DynTek's chief executive officer. "We implemented financial and operational changes designed to create a stable environment for future growth. From an operational perspective, we made significant investments in recruiting and training additional sales and technical talent in our key markets. As this enhanced sales team moves out of ramp-up mode and into full-scale production, we expect to see an exponential return on our investment. We restructured the field operations in order to reduce our sales general and administrative expenses by over $1 million annually. In addition, we completed the recapitalization of the business, providing us with the resources necessary to fund the growth and development of the organization. As a result of our investments, expense reduction and increased capitalization, we are projecting an operating profit in our third fiscal quarter, before depreciation and amortization charges. "

Ross continued, "Our security business continues to gain traction in our growth markets, such as Florida and Massachusetts, as well as in our flagship New York region. We have also seen a significant upside in our enterprise storage practice, which is being fueled by organizations acquiring technology and services to meet federally-mandated compliance regulations."

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                                                                   [LOGO] DynTek
                                                                   PRESS RELEASE
================================================================================

About DynTek

DynTek is a leading provider of dynamic technology solutions to the state and local government sector. Our broad range of services is designed to help organizations meet their critical business needs through the effective and innovative use of technology. DynTek's solutions include comprehensive IT security consulting, detection, prevention and mitigation strategies and solutions; document management; staff augmentation; enterprise storage solutions; and complete network, server and desktop management and support. Each of our offerings incorporates an approach and methodology derived from over 17 years of experience in the assessment, design, implementation, management and support of dynamic technology solutions. For more information, visit www.dyntek.com.

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Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this release are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, certain risks associated with the operation of the company described above, government regulation, demand for our products and other risk factors described in our latest From 10-K and other documents filed with the SEC.